UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2006
PEDIATRIX MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-12111 Commission File Number	65-0271219 (IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 384-0175
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 3, 2006, the Board of Directors of Pediatrix Medical Group, Inc. (the “Company”) appointed Pascal J. Goldschmidt, M.D. to serve as a director of the Company. The appointment, which will be effective as of March 13, 2006, increases the size of the Company’s Board of Directors to nine (9) members. A copy of the press release announcing Dr. Goldschmidt’s appointment is attached as an exhibit hereto and incorporated herein by reference.
There are no arrangements or understandings between Dr. Goldschmidt and any other person pursuant to which Dr. Goldschmidt was elected as a Director, other than the Company’s compensation arrangements and plans for non-employee Directors and the Company’s other policies and procedures which are generally applicable to Directors.
It has not yet been determined on which committees of the Board of Directors Dr. Goldschmidt will serve.
Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Dr. Goldschmidt had a direct or indirect material interest.
Item 9.01. Financial Statements and Exhibits.
Item 9.01(a) Financial Statements of businesses acquired:
     Not applicable.
Item 9.01(b) Pro Forma Financial Information:
     Not applicable.
Item 9.01(c) Exhibits:
     99.1     Press Release of Pediatrix Medical Group, Inc. dated March 9, 2006.

SIGNATURES
     Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC. (Registrant)
Date: March 9, 2006	By:	/s/ Thomas W. Hawkins
Thomas W. Hawkins
Senior Vice President, General Counsel and Secretary

(c) Exhibits
     99.1     Press Release of Pediatrix Medical Group, Inc., dated March 9, 2006.